Pennant Reports Fiscal Year 2019 and Fourth Quarter Financial Results

Conference Call and Webcast scheduled for tomorrow, March 5, 2020 at 10:00 am MT

EAGLE, Idaho - March 4, 2020 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the fiscal year 2019 and fourth quarter, reporting GAAP earnings per share of $0.11 for the full year ended December 31, 2019(1), and loss per share of $0.14 for the fourth quarter. Pennant also reported adjusted earnings per share of $0.61 for the year and $0.16 for the quarter(2), and spin-off adjusted earnings per share of $0.48 for the full year.

Full Year and Fourth Quarter Highlights
▪Total revenue for the full year was $338.5 million, an increase of $52.5 million or 18.3% over the prior year, and total revenue for the quarter was $89.5 million, an increase of $14.2 million or 18.8% over the prior year quarter;

▪Adjusted EBITDA for the full year was $27.2 million, an increase of 3.3% over the prior year, and adjusted EBITDA for the fourth quarter was $7.5 million, an increase of $0.7 million or 11.1% over the prior year quarter;

▪Home Health and Hospice Services segment revenue for the full year was $206.6 million, an increase of $37.6 million or 22.2% over the prior year, and segment revenue for the quarter was $55.1 million, an increase of $10.9 million or 24.7% over the prior year quarter;

▪Home Health and Hospice Services segment adjusted EBITDAR from operations(3) was $33.4 million for the year, an increase of $6.9 million or 26.2% over the prior year, and segment adjusted EBITDAR from operations was $9.5 million in the fourth quarter, an increase of $2.9 million or 44.9% over the prior year quarter;

▪Total home health total admissions for the full year increased 24.2% over the prior year, and total home health admissions in the fourth quarter increased 25.2% over the prior year quarter;

▪Hospice average daily census for the full year was 1,680, an increase of 26.4% over the prior year, and hospice average daily census in the fourth quarter increased 33.1% over the prior year quarter;

▪Senior Living Services segment revenue for the full year was $131.9 million, an increase of $14.9 million or 12.7% over the prior year, and segment revenue for the fourth quarter was $34.4 million, an increase of $3.2 million or 10.3% over the prior year quarter; and

▪Senior living occupancy was 80.2% for the full year and 81.1% in the fourth quarter, each an increase of 70 basis points over the prior year periods, and average monthly revenue per occupied unit for the year increased 2.5% over the prior year.

(1)Prior to the spin-off from the Ensign Group, Inc. the combined financial statements filed on Form 10-K were prepared on a stand-alone basis and derived from the consolidated financial statements and accounting records of Ensign.
(2)See “Reconciliation of GAAP to Non-GAAP Financial Information.”
(3)Segment Adjusted EBITDAR from Operations is defined and outlined in Note 6 on Form 10-K and is the segment GAAP measure of profit and loss.

Operating Results
Daniel Walker, Pennant’s Chief Executive Officer and President, commented, “We are pleased with our full year and fourth quarter results and are encouraged by the progress being made across the organization. We are grateful for our local operators who, in the midst of the spin-off, remained focused on executing with sound operational fundamentals. We are confident in our ability to achieve strong results and continued growth in 2020.”

Commenting on the health of our operations, Mr. Walker continued, “In our home health and hospice business, our local leaders achieved solid organic growth in 2019 while preparing for the implementation of PDGM, and we are excited about additional organic growth and acquisition opportunities throughout 2020. Our senior living segment continues to navigate the significant leadership, systems and business alignment changes resulting from the spin-off transaction. This segment is showing signs of growth in a few metrics, and there remains significant untapped potential across this business. As you may recall, most of these buildings are relatively new to the portfolio and we expect this process to continue for several more quarters.”

Noting a healthy balance sheet, sequential leverage ratio improvement and available credit capacity, Mr. Walker said, “We also see signs of significant acquisition opportunities in the near future, and we have positioned ourselves to be an active solution in the deal market, particularly where our underlying operational results support further growth.”

Jennifer Freeman, Pennant’s Chief Financial Officer, noted that at the beginning of the quarter the Company drew down $30 million of its new $75 million revolving line of credit in connection with the spin-off to fund a dividend to Ensign, pay transaction-related costs and retain a portion as cash on hand for working capital and other related purposes. During the quarter and since, the Company paid down $10 million of its revolver, with approximately $52.0 million of availability for future acquisitions and general business purposes. Ms. Freeman commented that the Company’s balance sheet remains strong, with a net debt-to-adjusted EBITDA ratio of 0.72x, a lease-adjusted net debt-to-adjusted EBITDAR ratio of 4.82x and cash on hand of $0.4 million at quarter end. “Our leverage ratios improved from the beginning of the quarter with our fourth quarter results and the pay down of the revolver. With the last of the large spin-off related transaction costs behind us, we can draw on our ample revolver capacity for acquisition activity we anticipate in 2020 and beyond. As our operations continue to mature, we expect our leverage ratios and balance sheet to remain healthy,” said Ms. Freeman.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR, adjusted EBITDA, and segment adjusted EBITDA, a reconciliation of GAAP segment adjusted EBITDAR from operations to net income, and a reconciliation of GAAP earnings per share to adjusted net earnings per share, appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is expected to be filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

Investment Highlights

Since year end, Pennant’s affiliates acquired the following operations:

•Comfort Home Health, a home health agency serving patients in Clark County, Nevada;

•Heritage Assisted Living of Twin Falls, a senior living community with 75 assisted living units and 89 independent living units located in Twin Falls, Idaho; and

•Hospice of Missoula, a hospice agency based in Missoula, Montana.

Pennant also recently announced that it entered into a definitive agreement with Scripps Health (“Scripps”), a leading nonprofit integrated health system, to form a home health joint venture to serve patients throughout San Diego County, California, and surrounding areas. The transaction is scheduled to close in the third quarter of 2020. “We are thrilled to partner with Scripps to expand our collective capabilities to provide exceptional home health services to the residents of San Diego. Together with the network of Ensign-affiliated skilled nursing facilities in San Diego with which we have partnered through the Ensign Pennant Care Continuum, we believe this joint venture will accelerate our ability to provide collaborative, unique solutions to the community,” commented Mr. Walker.

“We will continue to be disciplined when it comes to investment activity and are excited about our ability to grow. As we focus on ensuring our existing operations are healthy and we have local teams ready to step in and lead newly acquired businesses, we will be ready to deploy capital toward deals of all sizes that align with our strategic mission,” added Derek Bunker, Pennant’s Chief Investment Officer.

Operations acquired bring Pennant’s growing portfolio to 65 home health and hospice agencies and 53 senior living communities located across 14 states.

2020 Guidance

For the full year 2020, the Company is not changing the following guidance:

•Total revenue is anticipated to be in the range of $376 million to $386 million, the midpoint of which represents an increase of 12.5% over the midpoint of our full year 2019 revenue.

•Adjusted earnings per share is anticipated to be in the range of $0.53 to $0.58 per diluted share, the midpoint of which represents an increase of 15.6% over our full year spin-adjusted 2019 adjusted earnings per share of $0.48.

The Company’s 2020 guidance is based on diluted weighted average shares outstanding of approximately 30.0 million and a 26.4% effective tax rate. In addition, the guidance assumes, among other things, anticipated reimbursement rate adjustments, including the impact of PDGM, no unannounced acquisitions, and the full year impact of general and administrative expenses associated with being a public company. It excludes costs at start-up operations, share-based compensation, acquisition-related costs and certain redundant or nonrecurring general and administrative costs incurred during the transition services period. Full year spin-off adjusted 2019 earnings of $0.48 modifies adjusted earnings per share of $0.61 for the full year impact of several items, including rent modifications that occurred as a result of the spin-off, interest expense, and general and administrative expenses associated with being a public company.

Conference Call
A live webcast will be held tomorrow, March 5, 2020 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s fourth quarter and full year 2019 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, April 3, 2020.

About Pennant
The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 65 home health and hospice agencies and 53 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington,

Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
The Pennant Group, Inc., (208) 506-6100, ir@pennantgroup.com
SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In thousands, except for per-share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Revenue	$89,492	$75,337	$338,531	$286,058

Expense
Cost of services	68,888	56,313	258,941	212,421
Rent—cost of services	9,607	8,134	34,975	31,199
General and administrative expense	11,425	5,387	35,135	18,843
Depreciation and amortization	967	787	3,810	2,964
Total expenses	90,887	70,621	332,861	265,427
Income from operations	(1,395)	4,716	5,670	20,631
Other income (expense):
Interest expense, net	(410)	—	(410)	—
Income before provision for income taxes	(1,805)	4,716	5,260	20,631
Provision for income taxes	1,994	764	2,085	4,352
Net income (loss)	(3,799)	3,952	3,175	16,279
Less: net income attributable to noncontrolling interest	—	182	629	595
Net income (loss) attributable to The Pennant Group, Inc.	$(3,799)	$3,770	$2,546	$15,684
Earnings (loss) per share(1):
Basic	$(0.14)	$0.14	$0.11	$0.58
Dilutive	$(0.14)	$0.14	$0.11	$0.58
Weighted average common shares outstanding:
Basic	27,849	27,834	27,838	27,834
Dilutive	27,849	27,834	29,586	27,834
(1) The total number of common shares distributed on October 1, 2019 of 27,834 is being utilized for the calculation of basic and diluted earnings per share for all prior periods, as no common stock was outstanding prior to the date of the Spin-Off.

THE PENNANT GROUP, INC.
CONSOLIDATED AND COMBINED BALANCE SHEETS
(In thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$402	$41
Accounts receivable—less allowance for doubtful accounts of $677 and $616, respectively	32,183	24,469
Prepaid expenses and other current assets	6,098	4,613
Total current assets	38,683	29,123
Property and equipment, net	14,644	10,458
Right-of-use assets	316,328	—
Escrow deposits	1,400	—
Restricted and other assets	1,955	2,464
Intangible assets, net	45	78
Goodwill	41,233	30,892
Other indefinite-lived intangibles	33,462	25,136
Total assets	$447,750	$98,151
Liabilities and equity
Current liabilities:
Accounts payable	$8,653	$4,390
Accrued wages and related liabilities	16,343	12,786
Lease liabilities—current	12,285	—
Other accrued liabilities	13,911	12,371
Total current liabilities	51,192	29,547
Long-term lease liabilities—less current portion	304,044	—
Other long-term liabilities	2,877	3,316
Long-term debt, net	18,526	—
Total liabilities	376,639	32,863
Commitments and contingencies
Equity:
Common Stock, $0.001 par value; 100,000 shares authorized; 28,435 and 27,853 shares issued and outstanding at December 31, 2019, respectively.	28	—
Additional paid-in capital	74,882	—
Retained Earnings	(3,799)	—
Net parent investment	—	55,856
Noncontrolling interest	—	9,432
Total equity	71,111	65,288
Total liabilities and equity	$447,750	$98,151

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

The following table presents selected data from our consolidated and combined statement of cash flows for the periods presented:

	Year Ended December 31,
	2019	2018
	(In thousands)
Net cash provided by operating activities	$9,554	$23,275
Net cash used in investing activities	(26,465)	(9,477)
Net cash provided by/(used in) financing activities	17,272	(13,793)
Net increase in cash	361	5
Cash at beginning of year	41	36
Cash at end of year	$402	$41

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	For The Three Months Ended December 31,
	2019		2018
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage
	(In thousands, unaudited)
Home health and hospice services
Home health	$21,798	24.4%	$18,473	24.5%
Hospice	28,816	32.2	21,579	28.7
Home care and other	4,513	5.0	4,141	5.5
Total home health and hospice services	55,127	61.6	44,193	58.7
Senior living services	34,365	38.4	31,144	41.3
Total revenue	$89,492	100.0%	$75,337	100.0%

	Year Ended December 31,
	2019		2018
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage
	(In thousands)
Home health and hospice services
Home health	$83,330	24.6%	$71,669	25.1%
Hospice	105,682	31.2	82,658	28.9
Home care and other	17,612	5.2	14,710	5.1
Total home health and hospice services	206,624	61.0	169,037	59.1
Senior living services	131,907	39.0	117,021	40.9
Total revenue	$338,531	100.0%	$286,058	100.0%

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited)

The following table summarizes our overall home health and hospice performance indicators for the periods indicated:

	For The Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Home health services:
Total home health admissions	5,914	4,724	22,637	18,220
Total Medicare home health admissions	2,777	2,230	10,656	8,711
Average Medicare revenue per 60-day completed episode	$2,912	$3,027	$3,018	$2,982
Hospice services:
Average daily census	1,845	1,386	1,680	1,329
Total hospice admissions	1,542	1,139	6,196	4,764
Hospice Medicare revenue per day	$163	$158	$164	$160
The following table summarizes our senior living performance indicators for the periods indicated:

	For The Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Occupancy	81.1%	80.4%	80.2%	79.5%
Average monthly revenue per occupied unit	$3,149	$3,038	$3,120	$3,044

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	For The Three Months Ended December 31,
	2019		2018
	$	%	$	%
	(In thousands, unaudited)
Revenue:
Medicare	$38,940	43.5%	$30,012	39.8%
Medicaid	12,138	13.6	9,971	13.3
Subtotal	51,078	57.1	39,983	53.1
Managed Care	7,819	8.7	6,262	8.3
Private and Other(a)	30,595	34.2	29,092	38.6
Total revenue	$89,492	100.0%	$75,337	100.0%
(a) Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Year Ended December 31,
	2019		2018
	$	%	$	%

	(In thousands)
Revenue:
Medicare	$141,752	41.9%	$115,997	40.5%
Medicaid	46,455	13.7	36,033	12.6
Subtotal	188,207	55.6	152,030	53.1
Managed Care	29,247	8.6	24,459	8.6
Private and Other(a)	121,077	35.8	109,569	38.3
Total revenue	$338,531	100.0%	$286,058	100.0%
(a) Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

	For The Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Net income (loss) attributable to The Pennant Group, Inc.	$(3,799)	$3,770	$2,546	$15,684
Add: Net income attributable to noncontrolling interest	—	182	629	595
Net income (loss)	(3,799)	3,952	3,175	16,279

Non-GAAP adjustments
Costs at start-up operations(a)	118	45	508	159
Share-based compensation expense(b)	1,987	592	3,382	2,382
Depreciation and amortization - patient base(c)	4	11	39	87
Acquisition related costs(d)	52	—	665	—
Spin-off related transaction costs(e)	5,199	756	13,219	756
Transition services costs(f)	757	—	965	—
Provision for income taxes on Non-GAAP adjustments(g)	353	(767)	(4,023)	(1,653)
Non-GAAP net income	$4,671	$4,589	$17,930	$18,010

Dilutive Earnings Per Share As Reported
Net Income (loss)	$(0.14)	$0.14	$0.11	$0.58
Average number of shares outstanding	27,849	27,834	29,586	27,834

Adjusted Diluted Earnings Per Share
Net Income	$0.16	$0.16	$0.61	$0.65
Average number of shares outstanding	29,597	27,834	29,586	27,834

Footnotes:
(a) Represents results related to start-up operations. This amount excludes rent, depreciation and amortization.
	For The Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$(476)	$(45)	$(801)	$(220)
Cost of services	582	82	1,284	349
Rent	12	8	25	30
Total Non-GAAP adjustment	$118	$45	$508	$159

(b) Represents share-based compensation expense incurred for the periods presented.
	For The Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of services	$276	$114	$613	$480
General and administrative	1,711	478	2,769	1,902
Total Non-GAAP adjustment	$1,987	$592	$3,382	$2,382

(c) Included in depreciation and amortization expenses related to patient base intangible assets at newly acquired senior living facilities.

(d) Represents costs incurred to acquire an operation that are not capitalizable.
	For The Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of services	$—	$—	$505	$—
General and administrative	52	—	160	—
Total Non-GAAP adjustment	$52	$—	$665	$—

(e) Costs incurred related to the Spin-Off that are included in general and administrative expense.

(f) The portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense. Total fees under incurred under the Transition Services agreement were $2,982 for the year ended December 31, 2019.

	For The Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
General and administrative	$532	$—	$532	$—
Depreciation and amortization(1)	225	—	433	—
	$757	$—	$965	$—
(1) Consists of depreciation and amortization on IT hardware and software acquired to build infrastructure in anticipation of our transition from Ensign's IT infrastructure.

(g) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0% and 25.4% for the three and twelve months ended December 31, 2019 and December 31, 2018, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The tables below reconcile Consolidated and Combined Net Income (Loss) to Consolidated and Combined EBITDA, and Consolidated and Combined Adjusted EBITDAR for the periods presented:

	For The Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Consolidated and combined net income (loss)	$(3,799)	$3,952	$3,175	$16,279
Less: Net income attributable to noncontrolling interest	—	182	629	595
Add: Provision for income taxes (benefit)	1,994	764	2,085	4,352
Net interest expense	410	—	410	—
Depreciation and amortization	967	787	3,810	2,964
Consolidated and Combined EBITDA	(428)	5,321	8,851	23,000
Adjustments to Consolidated and Combined EBITDA
Add: Costs at start-up operations(a)	106	37	483	129
Share-based compensation expense(b)	1,987	592	3,382	2,382
Acquisition related costs(c)	52	—	665	—
Spin-off related transaction costs(d)	5,199	756	13,219	756
Transition services costs(e)	532	—	532	—
Rent related to item (a) above	12	8	25	30
Consolidated and Combined Adjusted EBITDA	7,460	6,714	27,157	26,297
Rent—cost of services	9,607	8,134	34,975	31,199
Rent related to item (a) above	(12)	(8)	(25)	(30)
Adjusted rent—cost of services	9,595	8,126	34,950	31,169
Consolidated and Combined Adjusted EBITDAR	$17,055		$62,107
(a)    Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)    Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(c)    Acquisition related costs that are not capitalizable.
(d)    Costs incurred related to the Spin-Off are included in general and administrative expense.
(e) The portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense. Total fees under incurred under the Transition Services agreement were $2,982 for the year ended December 31, 2019.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

Beginning in the third quarter of 2019, the GAAP segment measure of profit and loss was changed from segment income (loss) before provision for income taxes to Adjusted Segment EBITDAR from Operations. Prior period presentation has been revised to reflect the new measurement.

The following table presents certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	For The Three Months Ended December 31,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:	(In thousands, unaudited)
Three Months Ended December 31, 2019
Revenue	$55,128	$34,364	$—	$89,492
Segment Adjusted EBITDAR from Operations	$9,481	$11,641	$(4,067)	$17,055
Three Months Ended December 31, 2018
Revenue	$44,193	$31,144	$—	$75,337
Segment Adjusted EBITDAR from Operations	$6,541	$12,456	$(4,157)	$14,840

	Year Ended December 31,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:	(In thousands)
Year Ended December 31, 2019
Revenue	$206,624	$131,907	$—	$338,531
Segment Adjusted EBITDAR from Operations	$33,354	$47,344	$(18,591)	$62,107
Year Ended December 31, 2018
Revenue	$169,037	$117,021	$—	$286,058
Segment Adjusted EBITDAR from Operations	$26,427	$47,230	$(16,191)	$57,466

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to income from operations:

	For The Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Segment Adjusted EBITDAR from Operations(a)	$17,055	$14,840	$62,107	$57,466
Less: Depreciation and amortization	967	787	3,810	2,964
Rent—cost of services	9,607	8,134	34,975	31,199
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	106	37	483	129
Share-based compensation expense (c)	1,987	592	3,382	2,382
Acquisition related costs (d)	52	—	665	—
Spin-off related transaction costs (e)	5,199	756	13,219	756
Transition services costs(f)	532	—	—	—
Add: Net income attributable to noncontrolling interest	—	182	629	595
Consolidated and Combined income (loss) from Operations	$(1,395)	$4,716	$5,670	$20,631
(a) Segment Adjusted EBITDAR from Operations is net income attributable to the Company's reportable segments excluding the interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs, (4) transaction costs, (5) redundant and nonrecurring costs associated with the transition services agreement, and (6) net income attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company’s Chief Operating Decision Maker (“CODM”) uses Segment Adjusted EBITDAR from Operations as the primary measure of profit and loss for the Company's reportable segments and to compare the performance of its operations with those of its competitors. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(b)    Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)    Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(d)    Acquisition related costs that are not capitalizable.
(e)    Costs incurred related to the Spin-Off are included in general and administrative expense.
(f) The portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense. Total fees under incurred under the Transition Services agreement were $2,982 for the year ended December 31, 2019.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The tables below reconcile segment adjusted EBITDAR from operations to segment EBITDA for each reportable segment for the periods presented:

	For The Three Months Ended December 31,
	Home Health and Hospice		Senior Living
	2019	2018	2019	2018
	(unaudited)
Segment Adjusted EBITDAR from Operations	$9,481	$6,541	$11,641	$12,456
Less: Rent—cost of services	825	610	8,782	7,524
Rent related to costs at start-up operations	(12)	(8)	—	—
Segment Adjusted EBITDA	$8,668	$5,939	$2,859	$4,932

	Year Ended December 31,
	Home Health and Hospice		Senior Living
	2019	2018	2019	2018
Segment Adjusted EBITDAR from Operations	$33,354	$26,427	$47,344	$47,230
Less: Rent—cost of services	2,964	2,281	32,011	28,918
Rent related to costs at start-up operations	(25)	(30)	—	—
Segment Adjusted EBITDA	$30,415	$24,176	$15,333	$18,312

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before, (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (e) share-based compensation expense, (f) acquisition related costs, (g) spin-off related transaction costs, (h) redundant and nonrecurring costs associated with the transition services agreement, and (i) net income attributable to noncontrolling interest. Combined Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) rent, (c) provisions for income taxes, (d) depreciation and amortization, (e) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) spin-off related transaction costs, (i) redundant and nonrecurring costs associated with the transition services agreement, and (j) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, combined adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and combined adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.